U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 9, 2012

DNA BRANDS, INC.
(Exact name of small business issuer as specified in its charter)

Colorado	000-53086	26-0394476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

506 NW 77th Street
Boca Raton, Florida, 33487
 (Address of principal executive offices)

 (954) 970-3826
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective April 9, 2012, we executed a letter agreement with Charles Morgan Securities, Inc., New York, NY, a licensed broker-dealer (”CMS”), whereby CMS has agreed to provide consulting, strategic business planning, financing on a “best efforts” basis and investor and public relations services.  This agreement contemplates an initial private offering of up to $1.5 million, with a second offering for an additional $2.5 million.

Additional services to be provided by CMS to us include consulting, strategic business planning and investor and public relations.  We will compensation CMS by issuing shares of our Common Stock, as well as a monthly fee of $2,500 per month for the term of the agreement, plus expenses.

A copy of the relevant agreement has been included in the exhibits to our Form 10-K recently filed with the SEC.

Item 9.01  Financial Statements and Exhibits

(b) Exhibits.  The following exhibits are included in this report:

No.          Description

99.3         Press Release advising of CMS Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNA BRANDS, INC. (Registrant)

Date: April 17, 2012	By:	/s/ Darren Marks
Darren Marks
Chief Executive Officer

3